SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant     |X|

Filed by a Party other than the Registrant     |_|

Check the appropriate box:

|X|      Preliminary Proxy Statement
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_|      Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))

                            NEW FRONTIER MEDIA, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         Common Stock, par value $.0001 per share

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                             SUBJECT TO COMPLETION,
                              DATED JUNE __, 2002


                            NEW FRONTIER MEDIA, INC.
                        7007 WINCHESTER CIRCLE, SUITE 200
                             BOULDER, COLORADO 80301
                                 (303) 444-0900

                                 July ___, 2002

Dear Fellow Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of New Frontier Media, Inc. (the "Company"), to be held at 10:00 a.m., Mountain Standard Time, on August 20, 2002, at The Boulder Marriott, 2660 Canyon Boulevard, Boulder, Colorado 80302.

         At this meeting, you will be asked to consider and vote, in person or by proxy, on the following matters:


         1. To elect seven directors to the Board of Directors for the following year and until their successors are elected. The Exectuive Committee of the Board, which includes Mark H. Kreloff, Michael Weiner, Koung Y. Wong and Hiram
J. Woo, unanimously recommends a vote FOR the election of the nominees on the enclosed WHITE proxy card;

         2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors. The Executive Committee of the Board unanimously recommends a vote FOR this proposal; and


         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The official Notice of Meeting, Proxy Statement and Form of Proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the accompanying Proxy Statement.


         You may have already received proxy-soliciting materials from Edward J. Bonn in connection with the items Mr. Bonn intends to present at the meeting. This Annual Meeting is of particular importance to all shareholders of the Company in light of the attempt by Mr. Bonn and his hand-picked nominees to gain control of the Company's Board. Whether or not you expect to attend, the Executive Committee of the Board urges you to vote your shares by signing, dating and returning the enclosed WHITE proxy card in the envelope provided, which is postage paid if mailed in the United States. The Executive Committee of the Board also urges you not to sign any proxy cards sent to you by Mr. Bonn. Even if you have previously signed a proxy card sent to you by Mr. Bonn, you can revoke it and vote for the Board's nominees by signing, dating and mailing the enclosed proxy card in the envelope provided. If you have any questions, please call toll-free at 1-888-875-0632.


                                                  Very truly yours,


                                                  Mark H. Kreloff
                                                  Chairman of the Board
                                                  of Directors

                            NEW FRONTIER MEDIA, INC.
                        7007 WINCHESTER CIRCLE, SUITE 200
                            BOULDER, COLORADO 80301
                                 (303) 444-0900

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of New Frontier Media, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of New Frontier Media, Inc. (the "Company") will be held on August 20, 2002, at 10:00 a.m., Mountain Standard Time, at The Boulder Marriott, 2660 Canyon Boulevard, Boulder, Colorado 80302 for the following purposes:

         1. To elect seven directors to the Board of Directors to hold office for the following year and until their successors are elected;

         2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors; and

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.


         The matters listed in this Notice of Meeting are described in detail in the accompanying Proxy Statement. The Executive Committee of the Board of Directors has fixed the close of business on July 9, 2002 as the record date for determination of those shareholders who will be entitled to notice of and to vote at the meeting and any adjournment thereof. You may examine a list of the shareholders of record as of the close of business on July 9, 2002 for any purpose germane to the meeting during the ten-day period preceding the date of the meeting at the offices of the Company, located at 7007 Winchester Circle, Suite 200, Boulder, Colorado 80301.


         Even if you plan to attend the meeting, please still vote and mail the enclosed proxy card so that your vote will be counted if you later decide to not attend the meeting. Whether or not you expect to attend, shareholders are requested to sign, date and return the enclosed WHITE proxy in the envelope provided. No postage is required if mailed in the United States.


                                         By Order of the Executive Committee of
                                         the Board of Directors


                                         Michael Weiner
                                         Secretary

Boulder, Colorado
July ___, 2002

                            NEW FRONTIER MEDIA, INC.
                        7007 WINCHESTER CIRCLE, SUITE 200
                             BOULDER, COLORADO 80301
                                 (303) 444-0900
                               ------------------
                                 PROXY STATEMENT
                               ------------------


                               GENERAL INFORMATION

INFORMATION ABOUT PROXY SOLICITATION


         This Proxy Statement is furnished to the holders of the Common Stock, $.0001 par value per share ("Common Stock"), of New Frontier Media, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Executive Committee of the Board of Directors of the Company (the "Executive Committee") for use at the Annual Meeting of Shareholders to be held on August 20, 2002 at 10:00 a.m., Mountain Standard Time, at the Boulder Marriott, 2660 Canyon Boulevard, Boulder, Colorado 80302, and at any adjournment thereof. The Executive Committee consists of the Company's independent directors, Koung Y. Wong and Hiram J. Woo, and the Company's Chief Executive Officer, Mark H. Kreloff and the Company's Executive Vice President, Secretary and Treasurer, Michael Weiner. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. At present, the Executive Committee knows of no other business which will come before the meeting.


         The Notice of Annual Meeting, Proxy Statement, and form of proxy will be mailed to Shareholders on or about July 12, 2002. The Company will bear the cost of its solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, telegram, and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

MR. BONN'S PROPOSAL


         As you may be aware, Mr. Bonn is conducting his own proxy solicitation to replace your Board of Directors with a slate of his own nominees. Mr. Bonn, who is currently a director of the Company and the beneficial owner of at least 4,073,473 shares of the Company's Common Stock, has notified the Company and has filed a preliminary proxy statement with the Securities and Exchange Commission stating that Mr. Bonn will nominate seven individuals for election to the Board of Directors in opposition to the Company's nominees for election as directors. Mr. Bonn has not been re-nominated to the Board's slate of directors and is the subject of a lawsuit by the Company alleging that Mr. Bonn committed fraud against the Company and breached his fiduciary duties to the Company. We are seeking to recover damages he has caused to the Company and its shareholders. See "Litigation Against Mr. Bonn and Mr. Weber" on page 14.


         We will be sending you information shortly as to the background of this proxy contest and why we believe that the election of Mr. Bonn's nominees would not be in your best interests.

         The Executive Committee of your Board of Directors is soliciting votes FOR the Company's slate of nominees for election to the Board of Directors and FOR ratification of the appointment of the firm of Grant Thornton LLP as the Company's independent auditors.

INFORMATION ABOUT VOTING

Q: WHY AM I RECEIVING THESE MATERIALS?


A: The Executive Committee is providing these proxy materials for you in connection with the Company's annual meeting of shareholders, which will take place on August 20, 2002. As a shareholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.


Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information. Our 2002 Form 10-K is also enclosed.

Q: WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

A: There are two items of business scheduled to be voted on at the annual meeting: (i) the election of directors and (ii) the ratification of independent auditors. We will also consider other business that properly comes before the annual meeting.


Q: HOW DOES THE EXECUTIVE COMMITTEE RECOMMEND THAT I VOTE?

A: The Executive Committee recommends that you vote your shares "FOR" each of the nominees to the Board on the WHITE Proxy Card set forth in this proxy statement, and "FOR" the ratification of independent auditors.


Q: WHAT SHARES CAN I VOTE?

A: You may vote all shares owned by you as of the close of business on July 9, 2002, the record date. These shares include: (i) shares held directly in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner through a broker or other nominee such as a bank.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most shareholders of the Company hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company's transfer agent, Corporate Stock Transfer, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting. The Company has enclosed or sent a proxy card for you to use.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker or nominee that holds your shares, giving you the right to vote the shares. Your broker or nominee has enclosed or provided voting instructions for you to use in directing the broker or nominee how to vote your shares.

Q: HOW CAN I ATTEND THE ANNUAL MEETING?

A: You are entitled to attend the annual meeting only if you were a shareholder of the Company or joint holder as of the close of business on July 9, 2002, or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to July 9, 2002, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 10:00 a.m. Mountain Standard Time. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

Q: HOW CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. Shares held in street name may be voted in person only if you obtain a "legal proxy" from the broker or nominee that holds your shares giving you the right to vote the shares.

Q: HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are to be voted without attending the meeting. If you are a shareholder of record, you may vote by granting a proxy. If you hold shares in street name, you may vote by submitting voting instructions to your broker or nominee. Record holders of Company common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Company shareholders who hold shares in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers or nominees and mailing them in the accompanying pre-addressed envelopes.

Q: CAN I CHANGE MY VOTE?


A: You may change your vote at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee, or, if you have obtained a "legal proxy" from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person. You may also change your vote by sending a written notice of revocation to Mr. Michael Weiner, Secretary, New Frontier Media, Inc., 7007 Winchester Circle, Suite 200, Boulder, Colorado, 80301.


Q: AS A SHAREHOLDER, WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

                              D.F. KING & CO., INC.
                                 77 Water Street
                            New York, New York 10005
              Call 1-800-431-9642 (TOLL FREE IN THE UNITED STATES)
                           OR 1-212-269-5550 (COLLECT)

If you need additional copies of this proxy statement or voting materials, you should contact D.F. King & Co. as described above.

Q: HOW ARE VOTES COUNTED?


A: In the election of directors, you may vote "FOR" all of the seven nominees or your vote may be "WITHHELD" with respect to one or more of the seven nominees. For ratification of the independent auditors, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Executive Committee ("FOR" all of the Company's nominees to the Board, "FOR" ratification of the independent auditors and in the discretion of the proxy holders on any other matters that properly come before the meeting). If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.


Q:  WHAT IS A QUORUM AND WHY IS IT NECESSARY?


A: Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of one third of the Company's shares of capital stock outstanding on July 9, 2002 is necessary to constitute a quorum. Under the Colorado Business Corporation Act, the Company's articles of incorporation and by-laws, abstentions and broker non-votes (when your shares are held in "street name," and you do not tell the nominee how to vote your shares) are treated as present for purposes of determining whether a quorum exists.

Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?


A: In the election of directors, the seven persons receiving the highest number of "FOR" votes at the annual meeting will be elected. Accordingly, abstentions and broker non-votes do not have the effect of a vote for or against the election of any nominee. You do not have the right to cumulate your votes.


All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting. Accordingly, abstentions on other proposals will have the same effect as a vote against the proposal. Broker non-votes will not have the effect of a vote for or against other proposals.

Q: WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?


A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive. Remember the Company and the Executive Committee are soliciting votes on the WHITE Proxy Card only. If there is any confusion as to how you can vote, you should call D.F. King & Co., Inc., our proxy solicitor, at 1-800-431-9642 (toll free in the United States) or 1-212-269-5550 (collect).


Q: WHAT SHOULD I DO IF I RECEIVE PROXY MATERIALS FROM MR. BONN?


A: You may have already received proxy-soliciting materials from Mr. Bonn in connection with the items Mr. Bonn intends to present at the meeting. Mr. Bonn is conducting his own proxy solicitation to replace your Board of Directors with a slate of his own nominees. Mr. Bonn's proxy contest stems from his attempts, this past March, to remove our CEO, Mark Kreloff. On March 20, 2002, Mr. Bonn and Bradley A. Weber attempted to remove Mark Kreloff as CEO and appoint a special committee headed by Mr. Bonn to operate the Company while a search was conducted for a new CEO. After the Company's Board rejected Messrs. Bonn's and Weber's proposal and instead established an Independent Special Committee to investigate, among other things, the activities of Messrs. Bonn and Weber relating to their prior management of Interactive Gallery, Inc. ("IGallery"), the Company's Internet subsidiary, and whether, by their actions, they triggered the Company's Rights Plan (also known as a poison pill), Mr. Bonn notified the Company he would seek to replace the Board of Directors and rescind the Company's Rights Plan. The Rights Plan, which is intended to protect shareholders from unsolicited takeover attempts, was adopted in November 2001 by a unanimous vote of the Board, including both Mr. Bonn and Mr. Weber.


The Committee, along with its outside counsel, has conducted an investigation of Mr. Bonn's allegations and activities and has determined that: (i) it is not in the Company's best interest to replace the Company's current management; and
(ii) it is not in the Company's best interest to rescind its Rights Plan. Additionally, on May 25, 2002, the Special Committee authorized the Company to file a Complaint against Messrs. Bonn and Weber, and others, which alleges fraud and breach of fiduciary duty and the Special Committee recommended that Messrs. Bonn and Weber be terminated from their positions as officers and directors of IGallery. See "Litigation Against Mr. Bonn and Mr. Weber" on page 14.

Based on the findings of the Special Committee, the Company has brought a lawsuit against Mr. Bonn and Mr. Weber alleging fraud and breach of fiduciary duty in connection with their prior management of IGallery and their sale of IGallery to the Company in 1999.


The Company and its counsel will review the proxy soliciting materials from Mr. Bonn to ensure its accuracy and will continue to advise you of any material developments in connection with the lawsuit against Mr. Bonn and Mr. Weber.


The Executive Committee urges you not to sign any proxy cards sent to you by Mr. Bonn. The Executive Committee believes that Mr. Bonn has commenced this proxy contest because the Board determined to support Mr. Kreloff, and decided to establish a Special Committee to commence an investigation of, among other things, Mr. Bonn's and Mr. Weber's activities at IGallery. Even if you have previously signed a proxy card sent to you by Mr. Bonn, you can revoke it and vote for the Executive Committee's nominees by signing, dating and mailing the enclosed proxy card in the envelope provided.


Q: HOW DO I OBTAIN A SEPARATE SET OF VOTING MATERIALS?

A: If you share an address with another shareholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. You may also write or call our proxy solicitor:

                              D.F. KING & CO., INC.
                                 77 Water Street
                            New York, New York 10005
              Call 1-800-431-9642 (TOLL FREE IN THE UNITED STATES)
                           OR 1-212-269-5550 (COLLECT)

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We intend to announce preliminary voting results at the annual meeting and publish final results in our Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2002.

Q: WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A: Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. However, if you grant a proxy, the persons named as proxy holders, Mark H. Kreloff, the Company's Chairman and Chief Executive Officer, and Michael Weiner, the Company's Executive Vice President and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q: WHAT SHARES ARE ENTITLED TO BE VOTED?

A: Each share of the Company's capital stock issued and outstanding as of the close of business on July 9, 2002, the record date, is entitled to be voted on all items being voted upon at the annual meeting. On the record date, we had approximately ________ shares of capital stock issued and outstanding.


Q: WHO WILL COUNT THE VOTES?


A: An inspector or inspectors of election will tabulate the votes. We expect that the inspector of election will be a representative of __________________.


Q: IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation.

Q: WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?


A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, D.F. King has been retained (for a fee of $75,000) to act as proxy solicitor. Certain of our directors, officers and employees, without any additional compensation, may also solicit your vote in person, by telephone or by electronic communication. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. The total costs that are expected to be incurred by the Company in furtherance of this proxy solicitation, including the fee to D.F. King, are approximately $500,000. The total costs that have been incurred to date are approximately $105,000.


Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREHOLDERS?

A: You may submit proposals for consideration at future shareholder meetings. However, in order for a shareholder proposal to be considered for inclusion in the Company's proxy statement for the annual meeting next year, the written proposal must be received by the corporate secretary of the Company no later than March 1, 2003. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

                            PROPOSALS TO BE VOTED ON

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS


         The Board of Directors of the Company currently consists of one class of seven directors. The Executive Committee, upon the recommendation of the Company's Nominating Committee, is proposing a slate of directors that includes five incumbent directors and two new directors, Ms. Melissa Hubbard and Dr. Skender Fani.



THE NOMINEES


THE EXECUTIVE COMMITTEE RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES:



               NAME           AGE                     POSITION                         DIRECTOR SINCE
           -------------    ------       ---------------------------------        -------------------------

         Mark H. Kreloff      40     Chairman of the Board and Chief Executive              1995
         (1)                         Officer of New Frontier Media, Inc. and
                                     Colorado Satellite Broadcasting, Inc.

         Michael Weiner       60     Executive Vice President, Secretary,                   1995
         (1)(2)(3)                   Treasurer, and Director, New Frontier
                                     Media, Inc. and Colorado Satellite
                                     Broadcasting, Inc.

         Alan Isaacman        59     Director                                               1999
         (3)(4)

         Koung Y. Wong        49     Director                                               1995
         (1)(2)(3)(4)(5)

         Hiram J. Woo         66     Director                                               2001
         (1)(2)(4)(5)

         Melissa Hubbard      44     Nominee for Director                                    --

         Dr. Skender Fani     62     Nominee for Director                                    --
-----------------------------------------------------------------------------------------------------------
(1) Member of the Executive Committee
(2) Member of the Special Committee
(3) Member of the Compensation Committee
(4) Member of the Audit Committee
(5) Member of the Nominating Committee

         It is the intention of the persons named in the accompanying form of proxy to vote all shares of Common Stock represented by such proxy for the election of Mark H. Kreloff, Michael Weiner, Alan Isaacman, Koung Y. Wong, Hiram
J. Woo, Melissa Hubbard and Dr. Skender Fani, each to serve as a director until the next Annual Meeting of Shareholders and until his successor shall have been duly elected and qualified. Five of the nominees presently serve as a director of the Company, and all seven nominees have consented to being named in this Proxy Statement and to serve as a director if elected. At the time of the Annual Meeting, if any of the nominees named above is not available to serve as director (an event which the Executive Committee does not presently have any reason to anticipate), all the proxies will be voted for such other person or persons, if any, as the Executive Committee may designate. The Executive Committee believes it is in the best interests of the Company to elect the above-described slate.

INFORMATION ABOUT THE NOMINEES

         Set forth below are the principal occupation of the nominees, the business experience of each for at least the past five years and certain other information relating to the nominees.


         MARK H. KRELOFF. Mr. Kreloff has been Chairman and Chief Executive Officer of New Frontier Media, Inc. since the Company's inception in September, 1995. Mr. Kreloff has been involved in the cable television, entertainment and computer software industries for 25 years. In 1977 he began working for his family's cable television system in New Jersey where he held various jobs as an installer, door-to-door salesman, local programming production assistant, and eventually, Marketing Director. Prior to founding the Company, Mr. Kreloff held the title Vice President, Mergers and Acquisitions, with Kidder Peabody & Co. and Drexel Burnham Lambert. From 1983 through 1986, Mr. Kreloff was employed by Butcher & Singer, Inc., a Philadelphia-based investment bank, in a variety of departments including the Cable Television and Broadcast Media Group. Mr. Kreloff is an honors graduate of Syracuse University and holds B.S. degrees in Finance and Public Communications.


         MICHAEL WEINER. Mr. Weiner has been Executive Vice President and a director of New Frontier Media, Inc. since the Company's inception. Prior to founding the Company, Mr. Weiner was actively involved as a principal and director in a variety of publishing businesses, including a fine art poster company. His background includes 20 years in real estate development and syndication.

         ALAN ISAACMAN. Mr. Isaacman is a Senior Partner of Isaacman, Kaufman & Painter, Inc. Mr. Isaacman is a renowned litigation attorney based in Los Angeles representing general corporate clients, as well as clients from the media and entertainment industries. He is considered an expert on First Amendment rights and has experience in areas of copyright, antitrust, securities, right to privacy and general entertainment law. Mr. Isaacman has successfully defended clients on First Amendment cases throughout the judicial system up to and including the Supreme Court of the United States. Mr. Isaacman received his undergraduate at Penn State University and received his law degree from Harvard University Law School. He is a Fellow of the American College of Trial Lawyers and is included in the Best Lawyers in America.

         KOUNG Y. WONG. Mr. Wong has been the president and sole shareholder since 1980 of WAV Entertainment, Inc., a leading electronics hardware and software distribution company based in South San Francisco, California. WAV Entertainment, Inc. includes a 20,000 square-foot corporate headquarters and distribution center and an 8,500 square-foot retail superstore in San Francisco, California. Mr. Wong was born in Canton, China in 1952 and immigrated to the United States in 1969 with his family. He earned a Bachelor of Arts degree from City College of San Francisco in 1975, and studied Architecture at the University of California at Berkeley for one year.


         HIRAM J. WOO. Mr. Woo has been the President and a director of Steakhouse Partners, Inc., an operator of 65 full-service steakhouse restaurants located in 11 states since January 1997. Mr. Woo was President of Regal Financial & Development Corporation, a real estate development and planning firm from 1985 through 1997. While at Regal Financial & Development Corporation, Mr. Woo was responsible for acquisitions, feasibility analyses, financing and the overall coordination of all development and construction projects with an emphasis on residential single family homes and multiple residential units. Mr. Woo managed over $300 million of real estate development projects in the Western United States under this entity. Mr. Woo has wide experience in accounting, taxes and management advisory services, actively practicing in his mid-size CPA firm for a period of ten years. Mr. Woo was also a principal organizer of a California State Chartered Savings and Loan Association and served as its President and CEO from 1980 through 1985. On February 15, 2002, Steakhouse Partners, Inc. filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Woo graduated form the University of California - Berkeley with a Bachelor of Science Degree in Accounting and Finance and is a licensed Certified Public Accountant in California.


         MELISSA HUBBARD. Ms. Hubbard was senior vice president and general counsel, as well as an advisor to the Executive Committee, of Daniels & Associates, L.P. from 1992 through June 2001. Daniels & Associates, L.P., located in Denver, Colorado, is a leader in financial services to the media, Internet and telecommunications industries worldwide, and is a major force in the U.S. mergers and acquisitions market. As senior vice president and general counsel to Daniels & Associates, L.P., Ms. Hubbard was responsible for managing the company's legal affairs, providing legal counsel, and maintaining policies and practices to ensure compliance with federal and state laws. Ms. Hubbard's expertise includes telecommunications, securities, mergers and acquisitions, franchise licensing, venture capital financing and arbitration, as well as corporate, partnership and non-profit law.


         DR. SKENDER FANI. Dr. Fani is a leading European-based sports and entertainment attorney, representing many of Europe's top athletes and entertainers for over 20 years. In addition, he is a consultant to several major media and television companies in Europe. Dr. Fani is also the personal advisor to several major international soccer teams and their owners, including teams such as FC Barcelona, Juventus Torino, Dynamo Kiev, and MAGNA Austria. Dr. Fani is a member of the Board of Directors of Consulier Engineering, Inc., a Florida based NASDAQ stock market listed company. Consulier Engineering, Inc. is a distributor of automobile parts in the automotive after-market. Dr. Fani is also Chairman of the Board of Directors of Otis Elevator - Austria.



         Except as set forth in this proxy statement or in Appendix A hereto, to the best knowledge of the Company, none of the directors (which includes all nominees) of the Company, or any other persons participating in this solicitation on behalf of the Company, or with respect to items (ii), (viii) and
(ix) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934, as amended) of the foregoing persons (i) have any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting, other than the interest of the director nominees in being re-elected and each director's interest in the operations of the Company, to the extent each believes the proposals set forth herein may contribute favorably to such Company operations, (ii) own beneficially, directly or indirectly, any securities of the Company, (iii) own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iv) own any securities of the Company of record but not beneficially, (v) have purchased or sold any securities of the Company within the past two years, (vi) have incurred indebtedness for the purpose of acquiring or holding securities of the Company within the past two years, (vii) are or have within the past year been a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, except with respect to any employment agreement, stock option grant or similar agreement with respect to the information described in the "Summary Compensation Table," (viii) have since the beginning of the Company's last fiscal year, been indebted to the Company or any of its subsidiaries in excess of $60,000 or (ix) have any arrangement or understanding with respect to future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this proxy statement or in Appendix A hereto, to the best knowledge of the Company, none of the directors of the Company, nor any other person participating in this solicitation on behalf of the Company, nor any associates of any of the foregoing persons, have had or are to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000 since the beginning of the Company's last fiscal year.


COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE


         The Audit Committee, consisting of Messrs. Isaacman, Wong and Woo, was formed by the Company's Board of Directors prior to the Company's initial public offering on the Nasdaq Stock Market in February 1998, and has the responsibility of recommending the engagement of independent auditors and reviewing and considering actions of management in matters relating to audit functions. The Committee reviews, with independent auditors, the scope and results of its audit engagement, the system of internal controls and procedures and reviews the effectiveness of procedures intended to prevent violations of laws. The Audit Committee operates under a written charter adopted by the Board, which was published in the August 2000 proxy statement. The Audit Committee has recommended the selection of Grant Thornton LLP as independent auditors for the year ended March 31, 2003.


COMPENSATION COMMITTEE


         The Compensation Committee, consisting of Messrs. Weiner, Isaacman and Wong, was formed by the Company's Board of Directors prior to the Company's initial public offering on the Nasdaq Stock Market in February 1998, and determines, approves and reports to the Board on all elements of compensation of our executive officers. The Compensation Committee also has the power to prescribe, amend and rescind rules relating to the Company's stock option plans, to grant options and other awards under the stock option plans and to interpret the stock option plans.


EXECUTIVE COMMITTEE


         The Executive Committee, consisting of Messrs. Kreloff, Weiner, Wong and Woo, was formed by the Company's Board of Directors on April 12, 2002, and meets or takes written action when the Board is not otherwise meeting and has the same level of authority as the Board, including the authority to form Board committees, except that it cannot amend the Company's By-Laws, or take any other action not permitted to be delegated to a committee under Colorado law.


NOMINATING COMMITTEE


         The Nominating Committee, consisting of Messrs. Wong and Woo, was formed by the Company's Executive Committee on June 7, 2002, and has responsibility for suggesting nominees for election as directors. Shareholders desiring to recommend director candidates for consideration by the Committee may do so by writing to the Secretary of the Company, giving the recommended candidate's name, biographical data, and qualifications. The Nominating Committee evaluated candidates, and has recommended to the Executive Committee the nomination of the individuals that have been proposed by the Executive Committee.


SPECIAL COMMITTEE


         The Special Committee, consisting of Messrs. Weiner, Wong and Woo, was formed by the Board of Directors on March 29, 2002, in order to investigate, among other things: (i) the impact of Messrs. Bonn and Weber's conduct on the Company's Rights Agreement; (ii) the substance and accuracy of the statements made in Mr. Bonn's Schedule 13D/A filed on March 22, 2002; (3) the statements regarding Mr. Kreloff's performance as Chief Executive Officer made in Mr. Bonn's Schedule 13D/A; and (iv) certain other activities of Messrs. Bonn and Weber relating to their prior management of IGallery. The Special Committee has reported its findings to the Executive Committee.

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND EXECUTIVE OFFICERS.

         During the Company's fiscal year ended March 31, 2002, the Board of Directors held seven meetings and acted by unanimous written consent six times. Each Director attended more than seventy-five percent (75%) of the Board meetings and meetings of the Board committees on which he served.

         During the Company's fiscal year ended March 31, 2002, the Compensation Committee of the Board met once.

         During the Company's fiscal year ended March 31, 2002, the Audit Committee of the Board met twice.

         The Executive Committee, the Special Committee and the Nominating Committee were each formed after March 31, 2002 and therefore did not meet during the Company's fiscal year ended March 31, 2002.

         No director or executive officer of the Company is related to any other director or executive officer. None of the Company's officers or directors hold any directorships in any other public company except that Hiram J. Woo is a director of Steakhouse Partners, Inc., and Dr. Skender Fani, a nominee for director, is a member of the Board of Directors of Consulier Engineering, Inc.


Resignation of Mr. Weber

         On June 10, 2002, the Company received a letter from Mr. Weber, dated June 7, 2002, stating that he had resigned from the Company's Board of Directors "effective today, June 6, 2002 [sic]". Mr. Weber indicated that his decision to resign was based on several factors, including that he disagreed with the Company's strategic direction and that he viewed the majority of the Board of Directors as being contentious. The Company believes that the reasons set forth by Mr. Weber for his resignation are, at best, incorrect, incomplete and self-serving. The Company believes that Mr. Weber's true disagreement with the Company derives from the lawsuit that the Company commenced against Mr. Bonn and Mr. Weber on May 28, 2002. See "Litigation Against Mr. Bonn and Mr. Weber," on page 14.

         Mr. Weber stated in his resignation letter that the current proxy fight arose from a "discussion between Board members regarding redirection and falling stock value," and that the Company's lawsuit against Mr. Weber and Mr. Bonn lacks a "real basis in fact," and was a result of Mr. Weber's efforts to "vocalize genuine concerns." The Company believes that these statements are incorrect and that the current proxy fight initiated by Mr. Bonn stems not from discussions between Board members regarding redirection of the Company's business, but rather Mr. Bonn's and Mr. Weber's attempts to cause the Board to discharge Chief Executive Officer Mark H. Kreloff, after less than 15 minutes of discussion, at a Special Meeting of the Board held on March 20, 2002. After the Company's Board rejected Messrs. Bonn's and Weber's proposal and instead established a Special Committee to investigate, among other things, the activities of Messrs. Bonn and Weber relating to their prior management of IGallery, and whether, by their actions, they triggered the Company's Rights Plan, Mr. Bonn notified the Company he would seek to replace the Board of Directors and rescind the Company's Rights Plan. Additionally, it was not Mr. Weber's efforts to "vocalize genuine concerns" which resulted in the filing of a Complaint against Mr. Bonn and Mr. Weber. Rather, it was the findings of the Special Committee, after conducting a thorough investigation, which resulted in the Company's lawsuit against Mr. Bonn and Mr. Weber, alleging fraud and breach of fiduciary duty in connection with their prior management of IGallery, and their sale of IGallery to the Company in 1999.

Mr. Bonn's Proxy Solicitation

         As you may be aware, Mr. Bonn is conducting his own proxy solicitation to replace your Board of Directors with a slate of his own nominees. Mr. Bonn, who is currently a director of the Company and the beneficial owner of at least 4,073,473 shares of the Company's common stock, has notified the Company and has filed a preliminary proxy statement with the Securities and Exchange Commission stating that Mr. Bonn will nominate seven individuals for election to the Board of Directors in opposition to the Company's nominees for election as directors.

Litigation Against Mr. Bonn and Mr. Weber

         On March 20, 2002, Mr. Bonn and Bradley A. Weber attempted to remove Mark Kreloff as CEO and appoint a special committee headed by Mr. Bonn to operate the Company while a search was conducted for a new CEO. The Company's Board rejected Messrs. Bonn's and Weber's proposal and instead, on March 29, 2002, established a Special Committee, comprised of a majority of independent directors, to investigate, among other things, the activities of Messrs. Bonn and Weber relating to their prior management of IGallery, the Company's Internet subsidiary, and whether, by their actions, Messrs. Bonn and Weber triggered the Company's Rights Plan (also known as a poison pill).

         Shortly thereafter, on April 1, 2002, Mr. Bonn notified the Company he would seek to call a special meeting to replace the entire Board of Directors and rescind the Company's Rights Plan. The Rights Plan, which is intended to protect shareholders from unsolicited and inappropriate takeover attempts, was adopted in November 2001 by a unanimous vote of the Board, including both Mr. Bonn and Mr. Weber. Mr. Bonn subsequently withdrew his attempt to rescind the Rights Plan, after having caused the Company to expend substantial resources on reviewing his efforts on this matter.

         The Special Committee, following a two-month thorough investigation with its outside counsel, determined, among other things, that: (i) it was not in the Company's best interest to replace the Company's current management and (ii) it was not in the Company's best interest to rescind its Rights Plan.

         Further, on May 28, 2002, following the two-month thorough investigation by the Special Committee, the Company filed a 13-Count Complaint in the Superior Court of the State of California for the County of Los Angeles against: (i) Mr. Bonn and Mr. Weber; (ii) Jerry D. Howard, the former Chief Financial Officer of IGallery, Interactive Telecom Network, Inc. ("ITN") and Card Transactions, Inc. ("CTI"); (iii) Response Telemedia, Inc. ("RTI"), a California corporation owned by Mr. Bonn; and (iv) BEF LLC and Beacon Ocean LLC, Messrs. Bonn's and Weber's family trusts, respectively.

         The Complaint's allegations arise, in part, out of the Company's purchase of 100 percent of the issued and outstanding shares of IGallery and ITN and 90 percent of the issued and outstanding shares of CTI from defendants Bonn, Weber, and Howard on October 27, 1999. The Complaint alleges that, from early 1999 to the date of the closing, defendants Bonn, Weber, and Howard knowingly made material misrepresentations or omissions regarding IGallery's business and financial results and prospects for the purpose of inducing the Company to purchase the defendants' stock holdings of IGallery, ITN and CTI.

         The Complaint also alleges that, subsequent to the Company's purchase of IGallery, ITN and CTI on October 27, 1999, Messrs. Bonn, Weber and Howard (as directors and/or officers) each breached their fiduciary duties owed to the Company, IGallery, ITN and CTI. Specifically, the Complaint alleges that Messrs. Bonn, Weber and Howard grossly mismanaged IGallery, ITN and CTI and concealed marketing, operational and financial information that would have allowed the Company to detect such mismanagement. The Complaint also alleges that Messrs. Bonn, Weber and Howard engaged in self-dealing transactions that benefited themselves and Mr. Bonn's company, RTI, at the expense of the Company and you, as shareholders of the Company.

         The Complaint seeks rescission of the purchase of the IGallery, ITN and CTI as well as monetary damages in an amount to be proven at trial. Mr. Bonn has filed an answer denying the allegations contained in the Complaint and a cross-complaint against the Company seeking that the company indemnify him against the claims alleged in the Complaint. The cross-complaint also seeks unspecified monetary damages from the Company, alleging that the Company breached Mr. Bonn's employment agreement with the Company by terminating his employment on May 28, 2002.

         We will continue to advise you of any material developments in connection with this lawsuit.

Mr. Bonn's Actions Against the Company

         On May 29, 2002, Mr. Bonn filed a Complaint and an accompanying motion for Preliminary Injunction in which he sought to order the Company to hold a Special Meeting of its Shareholders on Friday, July 5, 2002, with a record date of April 15, 2002. The Court rejected Mr. Bonn's motion on June 13, 2002, and instead ruled that the Company could hold its Annual Meeting on August 20th, with a record date of July 9th, as previously announced and scheduled by the Company. The Company views Mr. Bonn's attempt to set a meeting date one day after the July 4th holiday as an attempt to harass management and disenfranchise the voting rights of a majority of the Company's shareholders. A July 5th meeting date would not have allowed shareholders holding their shares in brokerage accounts (i.e., in street name) enough time to vote at and participate in the meeting. In addition, a July 5th meeting date would not have allowed shareholders sufficient time to evaluate the information contained in the Company's Form 10-K, which will be filed on July 1, and would have forced out-of-town shareholders to choose between attending the meeting or giving up their July 4th holiday. The Executive Committee believes Mr. Bonn's choice of a meeting date was unconscionable and indicative of his lack of respect for proper corporate governance.

         On June 12, 2002, Messrs. Bonn and Weber filed an Application for a Temporary Restraining Order and Preliminary Injunction to restrain the Company from reformatting hard drives of their computers. Their application effectively stopped the Company from donating two-dozen Pentium I computers to charity. Messrs. Bonn and Weber alleged, without foundation, that the computers may contain "important evidence" relating to the Company's lawsuit against them for fraud and breach of fiduciary duty, even though they knew that Mr. Weber himself had implemented the Company's current back-up procedures for these computers. The decision to donate the computers, which were unused and in storage for approximately two years, was made prior to the filing of the Company's lawsuit against Bonn and Weber. On June 12, 2002, the Court denied Messrs. Bonn's and Weber's Application in substantial part. At the Company's request, the Court, in a modified order dated June 18, 2002, ordered Messrs. Bonn, Weber and their family trusts to assume the cost of removing and preserving the original hard drives and installing new hard drives in any computers that the Company desires to reformat. On June 20, 2002, the Company was vindicated when the Court approved a Stipulation in which Messrs. Bonn and Weber agreed to vacate the Temporary Restraining Order and withdrew their Application for a Preliminary Injunction. The Executive Committee is of the opinion that this is just another example of Messrs. Bonn and Weber deliberately causing the Company to spend corporate assets and waste executives' time on harassing, self-serving and useless matters, in their desperate efforts to gain control of the Company.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended March 31, 2002, except that Edward J. Bonn was late in filing a Form 4 reporting a disposition of shares by Response Telemedia, Inc. on January 1, 2002 pursuant to the Response Telemedia, Inc. Phantom Stock Plan. Mr. Bonn is the President and a principal stockholder of Response Telemedia Inc.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid to the Chief Executive Officer and the five other most highly compensated executive officers of the Company for the three fiscal years ended March 31, 2002, 2001 and 2000.

                                             SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                      ----------------------------------------      ---------------------------------------------------------
                                                                      OTHER
    NAME AND                                                          ANNUAL             SECURITIES
    PRINCIPAL            YEAR            SALARY                    COMPENSATION          UNDERLYING           ALL OTHER
    POSITION          COMPENSATION         ($)       BONUS($)          ($)            OPTIONS/SARS (#)    COMPENSATION ($)(1)
-----------------     ------------     -----------   ---------     ------------       ----------------    -------------------

Mark H. Kreloff,          2002           272,115           --            --                     --             3,699
CEO and Chairman          2001           197,308      200,000            --                200,000               730
                          2000           117,134       37,212            --                275,000               730


Michael Weiner,           2002           272,115           --            --                     --             8,299
Executive Vice            2001           197,308      200,000            --                200,000               --
President                 2000           117,134       37,212            --                275,000               --


Ken Boenish,              2002           200,000      274,440            --                     --             4,556
President of              2001           166,615      189,054            --                100,000               --
Colorado                  2000           122,278       45,738           18,342 (2)          35,000               --
Satellite
Broadcasting,
Inc.

Scott Schalin,            2002           203,846       36,333            --                     --             6,211
Former President          2001           147,500      141,604            --                 75,000             4,645
of Interactive            2000           108,077      111,000            --                 50,000             8,954
Gallery, Inc.

Karyn Miller,             2002           131,154       50,000            --                     --             2,856
Chief Financial           2001           115,385       30,000            --                 50,000               --
Officer                   2000            94,667       11,731            --                 75,000               --

Edward Bonn,              2002           196,154           --            --                     --             4,056
Former President          2001           147,500      150,500            --                     -- (3)        10,182
of New Frontier           2000           156,665           --            --                 25,000             3,306
Media, Inc.



----------------------------------------------------------------------------------------------------------------------------


(1) All Other Compensation includes amounts contributed to the Company's 401(k) Plan on behalf of the Named Executive Officers as well as premiums paid for life insurance.

(2) The Other Annual Compensation for Mr. Boenish includes $14,442 of moving expenses and auto allowance of $3,900. While each of the other Named Executive Officers enjoy certain other perquisites, such perquisites do not exceed the lesser of either $50,000 or 10% of each Named Executive Officer's salary and bonus.

(3) An additional 200,000 options to purchase the Company's common stock, exercisable at $2.20, were granted to Mr. Bonn in December 2000. These options were subsequently cancelled following his removal as President of the Company.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         No stock options or SARs were granted to Named Executive Officers during the last fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                                     NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-MONEY
                         SHARES          VALUE       UNEXERCISED OPTIONS AT FY-END (#)          OPTIONS AT FY-END ($) (1)
                        ACQUIRED ON    REALIZED      ---------------------------------      ---------------------------------
        NAME            EXERCISE ($)      ($)        EXERCISABLE        UNEXERCISABLE       EXERCISABLE       UNEXERCIASABLE
--------------------  --------------   --------      ---------------------------------      ---------------------------------
Mark Kreloff               --             --            644,000            100,000            $244,790              --
Michael Weiner             --             --            665,000            100,000            $263,900              --
Ken Boenish                --             --             64,666             70,334               --                 --
Scott Schalin              --             --             58,083             66,917               --                 --
Karyn Miller               --             --            121,500             33,500               --                 --
Edward Bonn                --             --             25,000               --                 --                 --
-----------------------------------------------------------------------------------------------------------------------------

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of common stock underlying the option by the difference between the exercise price of the option and the closing price of the Company's common stock on May 22, 2002 ($1.91).


COMPENSATION OF DIRECTORS

         Company directors who are not also employees are reimbursed for reasonable travel expenses related to attendance at Board meetings and paid $10,000 for each year of service as a member of the Board. Company directors who are employees are not compensated for their services as Directors.

         On March 20, 2002, Mr. Wong was granted an option to acquire 25,000 shares of common stock pursuant to the Millennium Stock Option Plan. These options vest 50% per year over two years and have an exercise price of $1.92.


         On March 20, 2002, Mr. Isaacman was granted an option to acquire 200,000 shares of common stock pursuant to the Millennium Stock Option Plan. These options vest 50% per year over two years and have an exercise price of $1.92.

         On March 20, 2002, Mr. Woo was granted an option to acquire 25,000 shares of common stock pursuant to the Millennium Stock Option Plan. These options vest 50% per year over two years and have an exercise price of $1.92.


EMPLOYMENT AGREEMENTS


         The Company has an employment agreement with Mark Kreloff which ends on March 31, 2003. The Agreement provides for the payment of an annual base salary of $200,000 for fiscal years ending March 31, 2001, 2002 and 2003. The Agreement also provides for an annual incentive bonus equal to: (a) 30% of his annual base salary if the Company's annual earnings before interest, taxes, depreciation and amortization ("EBITDA") is at least $1 million; (b) 50% of his annual base salary if the Company's EBITDA is at least $2 million, or (c) 100% of his annual base salary if the Company's EBITDA is at least $4 million. The Agreement provides for the one-time issuance of 69,000 nonstatutory options to Mr.
Kreloff at the fair market value of the common stock on the date of grant. The options are to vest in equal installments over three years, except that the stock options shall vest immediately and become exercisable in their entirety upon (i) a change of control of the Company (as defined in the Agreement); (ii) upon the death or disability of Mr. Kreloff; or (iii) the discharge of Mr. Kreloff without cause or the resignation of Mr. Kreloff for "good reason" (as defined in the Agreement). The Agreement further provides for the payment to Mr. Kreloff upon the occurrence of any of the above events of a lump sum equal to his annual base salary and bonus.


         The Company has an employment agreement with Michael Weiner which ends on March 31, 2003. The Agreement provides for the payment of an annual base salary of $200,000 for fiscal years ending March 31, 2001, 2002 and 2003. The Agreement also provides for an annual incentive bonus equal to: (a) 30% of his annual base salary if the Company's annual earnings before interest, taxes, depreciation and amortization ("EBITDA") is at least $1 million; (b) 50% of his annual base salary if the Company's EBITDA is at least $2 million; or (c) 100% of his annual base salary if the Company's EBITDA is at least $4 million. The Agreement provides for the one-time issuance of 150,000 nonstatutory options to Mr. Weiner at the fair market value of the common stock on the date of grant. The options are to vest over three years, except that the stock options shall vest immediately and become exercisable in their entirety upon (i) a change of control of the Company (as defined in the Agreement); (ii) upon the death or disability of Mr. Weiner; or (iii) the discharge of Mr. Weiner without cause or the resignation of Mr. Weiner for "good reason" (as defined in the Agreement). The Agreement further provides for the payment to Mr. Weiner upon the occurrence of any of the above events of a lump sum equal to his annual base salary and bonus.


         The Company has an employment agreement with Karyn Miller which ends on July 31, 2002. The Agreement provides for the payment of an annual base salary of $100,000 for the first year of the agreement, with annual reviews thereafter. The Agreement also provides for an annual incentive bonus equal to: (a) $10,000 if the Company's annual earnings before interest, taxes, depreciation and amortization ("EBITDA") is at least $3 million; (b) $30,000 if the Company's EBITDA is at least $5 million; or (c) $50,000 if the Company's EBITDA is at least $6 million. The Company is currently in negotiation with Ms. Miller to extend her employment with the Company.

         The Company had an employment agreement with Ken Boenish which ended on February 22, 2002. The Agreement provided for the payment of an annual base salary of $100,000 for the fiscal year ended March 2000, with an increase in salary to $115,000 upon promotion to Senior Vice President of Affiliate Sales, and an increase to $130,000 after six full months of employment with the Company. The Agreement also provided that the base salary was subject to review from time to time. The Agreement also provided for quarterly commissions to be paid based on the number of new addressable subscribers. The Company is currently in negotiation with Mr. Boenish to extend his employment with the Company.

         The Company had an employment agreement with Scott Schalin which was to end on March 31, 2003. The Agreement provided for the payment of an annual base salary. The Agreement also provided for an annual incentive bonus equal to: (a) ..62% of the amount by which IGallery's annual gross revenues exceeded $20 million, but were less than $40 million; and (b) 1% of the amount of IGallery's annual gross revenues that exceeded $40 million. Mr. Schalin resigned from the Company effective April 30, 2002.


         The Company had an employment agreement with Edward J. Bonn which was to end on March 31, 2003. The Agreement provided for the payment of an annual base salary of $150,000 for calendar year 2001 and $175,000 for calendar years 2002 and 2003. The Agreement also provided for an annual incentive bonus equal to: (a) 30% of his annual base salary if the Company's annual earnings before interest, taxes, depreciation and amortization ("EBITDA") is at least $1 million; (b) 50% of his annual base salary if the Company's EBITDA is at least $2 million; or (c) 100% of his annual base salary if the Company's EBITDA is at least $4 million. The Company terminated its employment agreement with Mr. Bonn effective May 28, 2002.



LIMITS ON LIABILITY AND INDEMNIFICATION

         The Company's Articles of Incorporation eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Articles of Incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         Members of the Compensation Committee, with the exception of Michael Weiner, who is the Executive Vice President of New Frontier Media, Inc., have never served as our officers or employees or officers or employees of any of our subsidiaries. During the last fiscal year, none of our executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.

         Executive Compensation Philosophy. Our executive compensation philosophy emphasizes three guiding principles. First, providing a competitive executive compensation package that enables us to attract, motivate and retain talented executives. Second, basing a major portion of each executive's annual cash compensation on our annual EBITDA or the annual EBITDA of the group or unit for which the executive is primarily responsible. Third, aligning the financial interests of executives with long-term total shareholder return, particularly through stock options.

         Our executive compensation program has three major components: base salaries, annual incentives, and long-term incentives.

         Base Salaries. Our executive officers receive base salaries as compensation for their job performance, abilities, knowledge, and experience. The base salaries of Mark H. Kreloff, Michael Weiner, Ken Boenish and Karyn Miller are determined under the terms of their respective employment contracts with us. Apart from any contractual commitments, the Compensation Committee intends to maintain base salaries at competitive levels in the marketplace for comparable executive ability and experience and to place more emphasis on the incentive portion of executive compensation, thereby correlating compensation to performance. The Committee reviews base salaries annually and determines increases based upon an executive officer's contribution to corporate performance and competitive market conditions.

         Annual Incentive Compensation. Our executive officers also receive an annual incentive bonus based on the Company's EBITDA, as set forth in their respective employment agreements.

         Long-Term Incentives. The Committee believes that stock option plans provide an excellent vehicle for rewarding performance by Company executives and retaining their services for the future. There are currently a total of 1,088,975 options available to be awarded under the Company's various stock option plans.

         Submitted June 1, 2002 by the members of the Compensation Committee.


                                 Koung Y. Wong, Chairman
                                 Alan Isaacman
                                 Michael Weiner

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of July ___, 2002, the number and percentage of shares of outstanding Common Stock owned by each person owning at least 5% of the Company's Common Stock, each officer and director owning stock, and all officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after July __, 2002 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The number and percentage of shares beneficially owned are based on the aggregate of 21,246,916 shares of common stock outstanding as of June 7, 2002 as reported in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2002.


         Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting or investment power with respect to all shares owned, subject to community property laws.

       NAME AND ADDRESS OF                NUMBER OF SHARES
        BENEFICIAL OWNER                 BENEFICIALLY OWNED         PERCENT
----------------------------------       ------------------         -------
Mark H. Kreloff                             1,719,023 (1)              8%
7007 Winchester Circle, Suite 200
Boulder, CO  80301

Michael Weiner                              1,073,116 (2)              5%
7007 Winchester Circle, Suite 200
Boulder, CO  80301

Koung Y. Wong                                 108,500 (3)              1%
168 Beacon St.
South San Francisco, CA  94080

Alan Isaacman                                 125,000 (4)              1%
8484 Wilshire Blvd., Suite 850
Beverly Hills, CA  90211

Hiram J. Woo                                       -- (5)             --
7007 Winchester Circle, Suite 200
Boulder, CO 80301

Melissa Hubbard                                 8,000                  *
7007 Winchester Circle, Suite 200
Boulder, CO  80301

Dr. Skender Fani                               49,000                  *
7007 Winchester Circle, Suite 200
Boulder, CO  80301

Karyn Miller                                  126,500 (6)              *
7007 Winchester Circle, Suite 200
Boulder, CO  80301

Ken Boenish                                    65,666 (7)              *
7007 Winchester Circle, Suite 200
Boulder, CO  80301


Edward J. Bonn                              4,073,473 (8)             19%
8215 Cattail Drive
Niwot, CO 80503

Scott Schalin                                  98,083 (9)              *
22310 Burbank Blvd.
Woodland Hills, CA 91367

SAC Capital                                 1,940,997 (10)             9%
777 Long Ridge Road
Stamford, CT 06902

All officers and directors as a group       7,291,278                 34%
(8 persons)


-------------------------------------------------------------------------------
* Less than 1%.

(1) Includes the right to acquire 644,000 shares of common stock within 60 days upon the exercise of employee stock options and warrants.

(2) Includes the right to acquire 665,000 shares of common stock within 60 days upon the exercise of employee stock options.

(3) Includes the right to acquire 50,000 shares of common stock within 60 days upon the exercise of employee stock options.

(4) Includes the right to acquire 125,000 shares of common stock within 60 days upon the exercise of employee stock options.

(5) Excludes the right to acquire 125,000 shares of common stock, which options are not presently exercisable.

(6) Includes the right to acquire 121,500 shares of common stock within 60 days upon the exercise of employee stock options and warrants.

(7) Includes the right to acquire 64,666 shares of common stock within 60 days upon the exercise of employee stock options and warrants.


(8) Includes (a) 25,000 shares subject to currently exercisable and vested stock options, (b) 620,500 shares held by Response Telemedia, (c) 3,375,000 shares held by BEF and (d) 350,000 shares subject to options granted by Mr. Bonn to Acclaim Financial Group Venture I LLC. Mr. Bonn controls and is the President of Response Telemedia. Mr. Bonn also controls and is the sole manager of BEF. The members of BEF are the EJB Trust and the Palmer Trust. Both trusts are for the benefit of Mr. Bonn and his heirs.

(9) Includes the right to acquire 58,083 shares of common stock within 60 days upon the exercise of employee stock options.


(10) According to Amendment No. 2 to SAC Capital's Schedule 13G filed on February 13, 2002, these shares of common stock are held by S.A.C. Capital Associates, LLC. Pursuant to certain investment agreements, S.A.C. Capital Advisors, LLC and S.A.C. Capital Management LLC share all investment and voting power with respect to these shares of common stock and each may be deemed to be the beneficial owner of such shares. Steven A. Cohen is the President and Chief Executive Officer of S.A.C. Capital Advisors, the managing member of which is a corporation wholly owned by Mr. Cohen, and he is the owner, directly and through a wholly owned subsidiary, of 100% of the membership interests of S.A.C. Capital Management. Mr. Cohen may be deemed to be the beneficial owner of such shares. He disclaims beneficial ownership of the shares held by S.A.C. Capital Associates and its affiliates.



                                PERFORMANCE GRAPH

         The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on our common stock with (b) the total return on the Standard & Poors SmallCap 600 Index and (c) the total return on a peer group index. The Standard & Poors SmallCap 600 index includes companies with an average market capitalization of approximately $615,551,000 with the largest company having a capitalization of approximately $3,398,289,000. The peer group is an index weighted by the relative market capitalization of the two following companies which were selected for being in industries related to ours (provider of adult content), for having revenues between $20,260,000 and $347,817,000 in their most recently reported fiscal years and for having five year compound annual revenue growth of at least 10%. The two are: Playboy Enterprises, Inc. and Private Media Group, Inc.

         The following graph assumes that $100 had been invested in each of the Company, the Standard & Poors Small Cap 600 Index and the two member Peer Group on March 31, 1997.

          5-YEAR CUMULATIVE TOTAL RETURN COMPARISION AMONG NEW FRONTIER
            MEDIA, INC., S&P SMALLCAP 600 INDEX AND PEER GROUP INDEX

                                         NEW FRONTIER                 S&P INDEX                PEER GROUP INDEX
                                        -------------                 ---------                ----------------
      Base period March '97                   100                        100                          100
            March '98                        65.00                     147.68                       113.82
            March '99                        86.25                     119.42                       146.34
            March '00                       232.50                     156.08                       174.57
            March '01                        58.44                     154.08                        98.85
            March '02                        38.20                     187.93                       122.98

                     ASSUMES $100 INVESTED ON MARCH 31, 1997
                      ASSUMES DIVIDED REINVESTMENT THROUGH
                      THE FISCAL YEAR ENDING MARCH 31, 2002

         The preceding sections entitled "Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the SEC for purposes of
Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that we make with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company paid $740,995.28 to Isaacman, Kaufman, & Painter during the fiscal year ended March 31, 2002, for legal services provided by Mr. Isaacman and his associates.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         THE EXECUTIVE COMMITTEE RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S AUDITORS FOR THE 2003 FISCAL YEAR.

         Spicer, Jeffries & Co. was the principal accounting firm for the Company from June 1991 to December 2000, at which time the Company discharged Spicer, Jeffries & Co. and replaced them with Singer, Lewak, Greenbaum & Goldstein, LLP. Singer Lewak Greenbaum & Goldstein LLP was the principal accounting firm for the Company from December 2000 until November 2001, at which time the Company discharged Singer Lewak Greenbaum & Goldstein LLP and replaced them with Grant Thornton LLP. Both decisions to change accountants were approved by the Company's Audit Committee.

         The Company anticipates that representatives of Grant Thornton LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, the representatives of Grant Thornton LLP will be afforded an opportunity to make a statement if they so desire.
Representatives of Singer Lewak Greenbaum & Goldstein LLP are not expected to attend the Annual Meeting.

         Singer Lewak Greenbaum & Goldstein LLP's Annual Report covering the fiscal year ended March 31, 2001 did not include an adverse opinion or disclaimer of opinion, and was not qualified as to the audit scope or accounting principles. Spicer, Jeffries & Co.'s Annual Report covering the fiscal year ending March 31, 2000 did not include an adverse opinion or disclaimer of opinion, and was not qualified as to the audit scope or accounting principles. The opinion, however, did include an emphasis of a matter relating to uncertainty as to the litigation disclosed.

         In connection with the audits of the two most recent fiscal years and during any subsequent interim periods, there did not develop any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure between such former independent certified accountants and management of the Company or other reportable events which have not been resolved to the Company's former independent certified accountants' satisfaction.

                                   AUDIT FEES

         The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2002, and reviews of the financial statements included in the Company's Forms 10-Q for that year, and all other audit related fees were $184,465.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Grant Thornton LLP billed no fees to the Company for financial information systems design and implementation during the fiscal year ended March 31, 2002.

                                 ALL OTHER FEES

         Grant Thornton LLP billed no other fees to the Company during the year ended March 31, 2002.

Audit Committee Report

         The Audit Committee is comprised of three independent directors (each of whom meets the independence and expertise requirements of the National Association of Securities Dealers, Inc.) and operates under a written charter, which was published in the August 2000 proxy statement. The Audit Committee recommends the engagement of independent auditors and reviews and considers actions of management in matters relating to audit functions. The Audit Committee reviews, with independent auditors, the scope and results of its audit engagement, the system of internal controls and procedures and reviews the effectiveness of procedures intended to prevent violations of laws. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the Company for the fiscal year ended March 31, 2002 with the Company's management and Grant Thornton LLP ("Grant Thornton"), the Company's independent auditors.

         The Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Audit Committee has received the written disclosures and the letter from Grant Thorton required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Grant Thorton its independence from the Company and its management.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended March 31, 2002 be included in our 2002 Annual Report to Stockholders which will be incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee

Alan Isaacman

Koung Y. Wong

Hiram J. Woo

         The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.


                                            BY ORDER OF THE EXECUTIVE COMMITTEE
                                            OF THE BOARD OF DIRECTORS

                                            Michael Weiner
                                            Secretary

Dated: July     , 2002

                             SUBJECT TO COMPLETION,
                              DATED JUNE __, 2002



PROXY CARD


                            NEW FRONTIER MEDIA, INC.
                       2002 ANNUAL MEETING OF SHAREHOLDERS
  THIS PROXY IS SOLICITED BY THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS


         The undersigned, revoking all previous proxies, hereby appoints Mark H. Kreloff and Michael Weiner, and each of them, as proxies, acting jointly and severally, with full power of substitution, for and in the name of the undersigned to vote all shares of Common Stock, par value $.0001 per share, of New Frontier Media, Inc., that the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, August 20, 2002, at 10:00 a.m. Mountain Standard Time, at The Boulder Marriott, 2660 Canyon Boulevard, Boulder, Colorado 80302, and at any adjournment thereof, upon the matters set forth in the accompanying Proxy Statement and upon such other matters as may properly come before the Annual Meeting. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.


         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is specified, this proxy will be voted "FOR" Proposals 1 and 2 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. At present, the Executive Committee of the Board knows of no other business which will come before the Annual Meeting. AT THE TIME OF THE ANNUAL MEETING, IF ANY OF THE NOMINEES LISTED ON THIS PROXY CARD ARE UNABLE TO SERVE, THIS PROXY WILL BE VOTED FOR SUCH OTHER PERSON OR PERSONS, IF ANY, AS THE EXECUTIVE COMMITTEE MAY DESIGNATE.

          THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of the following director nominees to serve for the following year and until their successors are elected:

Nominees are:     Mark H. Kreloff, Michael Weiner, Koung Y. Wong,
                  Hiram J. Woo, Alan Isaacman, Melissa Hubbard and
                  Dr. Skender Fani


FOR ALL NOMINEES       WITHHOLD AUTHORITY FOR   WITHHELD FOR THE FOLLOWING ONLY:
LISTED ABOVE           ALL NOMINEES             (WRITE THE NAME(S) OF THE
WITH EXCEPTIONS NOTED                           NOMINEE(S) IN THE SPACE BELOW)

      /  /                     /  /             _______________________________

2. Ratification of the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending March 31, 2003.


      FOR                    AGAINST                      ABSTAIN
     /   /                     /  /                         /  /

Mark here if your address has changed and provide us with your new address in the space provided to the right:

New Address:
             ------------------------------------

             ------------------------------------

             ------------------------------------


                                       Dated:  ___________________________, 2002


                                       -----------------------------------------
                                            Signature(s) of Stockholder(s)


                                       ----------------------------------------
                                                       Title

                                        Please mark, date and sign exactly as
                                        your name appears above and return in
                                        the enclosed envelope. If acting as
                                        executor, administrator, trustee,
                                        guardian, etc., you should so indicate
                                        when signing. If the signer is a
                                        corporation, please sign the full
                                        corporate name, by duly authorized
                                        officer. If shares are held jointly,
                                        each stockholder named should sign.

                                                                      APPENDIX A

The following sets forth the business address and, as of July __, 2002, information with respect to purchases and sales of the Company's Common Stock within the past two years by the participants in this solicitation. All transactions were effected in open market transactions.

During the past two years, MARK H. KRELOFF, whose business address is c/o New Frontier Media, Inc. 7007 Winchester Circle, Suite 200 Boulder, Colorado 80301*, did not have any purchases or sales of the Company's Common Stock.

During the past two years, MICHAEL WEINER, whose business address is c/o New Frontier Media, Inc. 7007 Winchester Circle, Suite 200 Boulder, Colorado 80301*, did not have any purchases or sales of the Company's Common Stock.

During the past two years, ALAN ISAACMAN, whose business address is c/o New Frontier Media, Inc. 7007 Winchester Circle, Suite 200 Boulder, Colorado 80301*, did not have any purchases or sales of the Company's Common Stock.

During the past two years, KOUNG Y. WONG, whose business address is c/o New Frontier Media, Inc. 7007 Winchester Circle, Suite 200 Boulder, Colorado 80301*, did not have any purchases or sales of the Company's Common Stock.


During the past two years, HIRAM J. WOO, whose business address is c/o New Frontier Media, Inc. 7007 Winchester Circle, Suite 200 Boulder, Colorado 80301*, did not have any purchases or sales of the Company's Common Stock.


During the past two years, MELISSA HUBBARD, whose business address is c/o New Frontier Media, Inc. 7007 Winchester Circle, Suite 200 Boulder, Colorado 80301*, had the following transactions in the Company's Common Stock.

---------------------- ------------------------- -----------------------------
Date                   Number of Shares          Purchase or Sale
---------------------- ------------------------- -----------------------------
January 23, 2002       2,000                     Purchase
---------------------- ------------------------- -----------------------------
February 13, 2002      3,000                     Purchase
---------------------- ------------------------- -----------------------------
February 25, 2002      3,000                     Purchase
---------------------- ------------------------- -----------------------------

DR. SKENDER FANI whose business address is c/o New Frontier Media, Inc. 7007 Winchester Circle, Suite 200 Boulder, Colorado 80301*, had the following transactions in the Comany's Common Stock.

---------------------- ------------------------- -----------------------------
Date                   Number of Shares          Purchase or Sale
---------------------- ------------------------- -----------------------------
August 22, 2000        15,500                    Purchase
---------------------- ------------------------- -----------------------------
August 23, 2000        4,500                     Purchase
---------------------- ------------------------- -----------------------------
November 17, 2000      5,000                     Purchase
---------------------- ------------------------- -----------------------------
January 12, 2001       10,000                    Purchase
---------------------- ------------------------- -----------------------------
February 8, 2001        5,000                     Purchase
---------------------- ------------------------- -----------------------------

*The Participant's principal occupation or employment is disclosed in the proxy statement under "Information about the Nominees."